Exhibit 10.11

Exclusive Call Option Agreement Schedule

The material differences in the exclusive call option agreements by and among the VIE Shareholders, the VIEs and the WFOEs in connection with our material contractual arrangements are set forth below. A copy of the English translation of the exclusive call option agreement entered into by and among Jack Ma, Simon Xie, Taobao (China) Software Co., Ltd. and Zhejiang Taobao Network Co., Ltd. is filed as Annex A to the Exhibit 10.11.

1.	exclusive call option agreement entered into by Jack Ma, Simon Xie (together with Jack Ma, the “VIE Shareholders”), Taobao (China) Software Co., Ltd. (the “WFOE”) and Zhejiang Taobao Network Co., Ltd. (the “VIE”) on January 21, 2009; the agreement is effective upon signing and becomes null and void until all of equity interests and assets of the VIE have been transferred to the WFOE and/or its designated entity(ies) or individual(s);

2.	exclusive call option agreement entered into by Jack Ma, Simon Xie (together with Jack Ma, the “VIE Shareholders”), Zhejiang Tmall Technology Co., Ltd. (the “WFOE”) and Zhejiang Tmall Network Co., Ltd. (the “VIE”) on March 30, 2011; the agreement is effective upon signing and becomes null and void until all of equity interests and assets of the VIE have been transferred to the WFOE and/or its designated entity(ies) or individual(s);

3.	exclusive call option agreement entered into by Jack Ma, Simon Xie (together with Jack Ma, the “VIE Shareholders”), Alibaba (China) Technology Co., Ltd. (the “WFOE”) and Hangzhou Alibaba Advertising Co., Ltd. (the “VIE”) on October 12, 2007; the agreement is effective from July 1, 2007 and becomes null and void until all of equity interests and assets of the VIE have been transferred to the WFOE and/or its designated entity(ies) or individual(s);

4.	exclusive call option agreement entered into by Jack Ma, Simon Xie (together with Jack Ma, the “VIE Shareholders”), Hangzhou Alimama Technology Co., Ltd. (the “WFOE”) and Hangzhou Ali Technology Co., Ltd. (the “VIE”) on September 1, 2008; the agreement is effective from November 20, 2007 and becomes null and void until all of equity interests and assets of the VIE have been transferred to the WFOE and/or its designated entity(ies) or individual(s);

5.	exclusive call option agreement entered into by Jack Ma, Simon Xie (together with Jack Ma, the “VIE Shareholders”), Alisoft (Shanghai) Co., Ltd. (the “WFOE”) and Alibaba Cloud Computing Ltd. (the “VIE”) on August 29, 2012; the agreement is effective upon signing and becomes null and void until all of equity interests and assets of the VIE have been transferred to the WFOE and/or its designated entity(ies) or individual(s).

Annex A

JACK MA

SIMON XIE

ZHEJIANG TAOBAO NETWORK CO., LTD.

AND

TAOBAO (CHINA) SOFTWARE CO., LTD.

EXCLUSIVE CALL OPTION AGREEMENT

FOR

ZHEJIANG TAOBAO NETWORK CO., LTD.

DATED JANUARY 21, 2009

EXCLUSIVE CALL OPTION AGREEMENT

THIS EXCLUSIVE CALL OPTION AGREEMENT (this “Agreement”) is made on January 21, 2009 in Hangzhou, the People’s Republic of China (the “PRC”):

BETWEEN:

(1)	Jack Ma

Domicile:

ID Number: 330106640910009;

and

(2)	Simon Xie

Domicile:

ID Number: 330325197007164633;

(Jack Ma and Simon Xie, each an “Existing Shareholder”, collectively the “Existing Shareholders”)

(3)	Zhejiang Taobao Network Co., Ltd. (“Company”)

Registered Address: 2/F East, Podium Building, Xihu International Technology Building, 391 Wen’er Road, Hangzhou

Legal Representative: Jack Ma

(4)	Taobao (China) Software Co., Ltd. (“WFOE”)

Registered Address: 2/F, Podium Building, Xihu International Technology Building, 391 Wen’er Road, Hangzhou

Legal Representative: Jack Ma

(each a “Party”, collectively the “Parties”)

WHEREAS:

(A)	In accordance with the equity transfer agreement regarding the Company dated January 21, 2009 by and between the Existing Shareholder and SUN Tongyu (“Equity Transfer Agreement”), the Existing Shareholders shall lawfully own all the equity interests in the Company after the completion of such equity transfer under the Equity Transfer Agreement, their respective contributions to and percentages of the registered capital of the Company as of the date hereof being as set out in Schedule 1 hereto.

(B)	Subject to compliance with PRC Laws, the Existing Shareholders wish to transfer to WFOE, and WFOE wishes to accept such transfer of, the entirety of their respective equity interests in the Company.

(C)	Subject to compliance with PRC Laws, the Company wishes to transfer to WFOE, and WFOE wishes to accept such transfer of, the assets of the Company.

(D)	In order for such transfer of equity interests or assets to occur, both the Existing Shareholders and the Company agree to grant, on an exclusive basis, to WFOE an irrevocable option of being assigned such equity interests and an irrevocable option of purchasing such assets whereby, subject to compliance with PRC Laws, the Existing Shareholders or the Company shall, at the request of WFOE, transfer, in accordance with this Agreement, the Option Equity Interests or the Company Assets (as defined below) to WFOE and/or any other entity or individual designated by it.

(E)	The Company agrees for the Existing Shareholders to grant WFOE an Equity Transfer Option in accordance with this Agreement.

(F)	The Existing Shareholders agree for the Company to grant WFOE an Asset Purchase Option in accordance with this Agreement.

NOW, THEREFORE, upon mutual discussions, the Parties agree as follows:

1.	DEFINITIONS

1.1.	Unless otherwise required by the context, the following terms shall have the following meanings in this Agreement:

“PRC Laws” means the then effective laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the PRC.

“Equity Transfer Option” means the option granted to WFOE by the Existing Shareholders to acquire, upon WFOE’s request, the equity interests in the Company in accordance with the terms and conditions of this Agreement.

“Asset Purchase Option” means the option granted to WFOE by the Company to acquire, upon WFOE’s request, any assets of the Company in accordance with the terms and conditions of this Agreement.

“Option Equity Interests” means, as to each of the Existing Shareholders, the entirety of their respective equity interests in the Registered Capital (as defined below) of the Company; as to all of the Existing Shareholders, the equity interests representing 100% of the Registered Capital of the Company.

“Registered Capital” means, as of the date hereof, the registered capital of the Company in the amount of Renminbi One Million (RMB1,000,000), including any augmentation thereof arising out of any form of capital increase during the term hereof.

“Transferrable Equity Interests” means the equity interests in the Company which WFOE shall be entitled to request, upon exercise of its Equity Transfer Option, any of the Existing Shareholders to transfer to it or its designated entity or individual in accordance with Section 3 hereof, being either the whole or a part of the Option Equity Interests, as may be determined by WFOE in its sole discretion in light of the PRC Laws then in effect and its own business considerations.

“Transferrable Assets” means the assets of the Company which WFOE shall be entitled to request, upon exercise of its Asset Purchase Option, the Company to transfer to it or its designated entity or individual in accordance with Section 3 hereof, being either the whole or a part of the Company Assets, as may be determined by WFOE in its sole discretion in light of the PRC Laws then in effect and its own business considerations.

“Exercise of Option” means the exercise by WFOE of either the Equity Transfer Option or the Asset Purchase Option.

“Transfer Price” means the aggregate considerations payable by WFOE or its designated entity or individual to the Existing Shareholders or the Company (as applicable) upon Exercise of Option for the acquisition of the Transferrable Equity Interests or Transferrable Assets.

“Business Permits” means any approval, permit, filing, registration or the like required of the Company for its lawful and valid operation of all of its business, including, without limitation, the Enterprise Legal Person Business License, Tax Registration Certificate, Telecom Business Operation License and other applicable permits and licenses as may then be prescribed by PRC Laws.

“Company Assets” means all tangible and intangible assets owned or disposable by the Company during the term hereof, including, without limitation, any immovable property, personal property, and intellectual property such as trademarks, copyrights, patents, know-hows, domain names and software use rights.

“Material Agreements” means any agreement to which the Company is a party having material effect on the business or assets of the Company, including, without limitation, the Exclusive Service Agreement, dated [ ] [ ], 200[ ], entered into by and between the Company and WFOE, and other agreements pertinent to the business of the Company.

“Exercise Notice” has the meaning ascribed to it in Section 3.7 hereof.

“Confidential Information” has the meaning ascribed to it in Section 8.1 hereof.

“Defaulting Party” has the meaning ascribed to it in Section 11.1 hereof.

“Default” has the meaning ascribed to it in Section 11.1 hereof.

“Party’s Rights” has the meaning ascribed to it in Section 12.5 hereof.

1.2.	In this Agreement, any reference to any PRC Law shall be deemed to include:

1.2.1.	a reference to such PRC Law as modified, amended, supplemented or reenacted, effective either before or after the date hereof; and

1.2.2.	a reference to any other decision, circular or rule made thereunder or effective as a result thereof.

1.3.	Unless otherwise required by the context, a reference to a provision, clause, section or paragraph shall be a reference to a provision, clause, section or paragraph of this Agreement.

2.	Grant of Equity Transfer Option and Asset Purchase Option

2.1.	The Existing Shareholders hereby severally and jointly agree to grant, irrevocably, unconditionally and exclusively, WFOE an Equity Transfer Option whereby WFOE shall be entitled to request, to the extent permissible by PRC Laws, the Existing Shareholders to transfer the Option Equity Interests to WFOE or its designated entity or individual in accordance with the terms and conditions hereof. WFOE hereby agrees to accept such Equity Transfer Option.

2.2.	The Company hereby agrees for the Existing Shareholders to grant WFOE such Equity Transfer Option pursuant to Section 2.1 above and other provisions hereof.

2.3.	The Company hereby agrees to grant, irrevocably, unconditionally and exclusively, WFOE an Asset Purchase Option whereby WFOE shall be entitled to request, to the extent permissible by PRC Laws, the Company to transfer all or part of the Company Assets to WFOE or its designated entity or individual in accordance with the terms and conditions hereof. WFOE hereby agrees to accept such Asset Purchase Option.

2.4.	The Existing Shareholders hereby severally and jointly agree for the Company to grant WFOE such Asset Purchase Option pursuant to Section 2.3 above and other provisions hereof.

3.	Method of Exercise of Options

3.1.	Subject to the terms and conditions hereof, to the extent permissible by PRC Laws, WFOE shall determine the timing, method and times of its Exercise of Options in its absolute and sole discretion.

3.2.	Subject to the terms and conditions hereof, to the extent not contrary to PRC Laws then in effect WFOE shall have the right to request at any time the Existing Shareholders to transfer all or part of their equity interests in the Company to it or other entity or individual designated by it.

3.3.	Subject to the terms and conditions hereof, to the extent not contrary to PRC Laws then in effect WFOE shall have the right to request at any time the Company to transfer all or part of the assets of the Company to it or other entity or individual designated by it.

3.4.	In the case of the Equity Transfer Option, in connection with each Exercise of Option, WFOE shall be entitled to determine in its sole discretion the amounts of the equity interests to be transferred by the Existing Shareholders to WFOE and/or other entity or individual designated by it as a result of such Exercise of Option; and the Existing Shareholders shall each transfer to WFOE and/or other entity or individual designated by it the Transferrable Equity Interests in such amounts as requested by WFOE. WFOE and/or other entity or individual designated by it shall pay the Transfer Price to the transferring Existing Shareholders for the Transferrable Equity Interests acquired as a result of each Exercise of Option.

3.5.	In the case of the Asset Purchase Option, in connection with each Exercise of Option, WFOE shall be entitled to determine in its sole discretion the specific Company Assets to be transferred by the Company to WFOE and/or other entity or individual designated by it as a result of such Exercise of Option; and the Company shall transfer to WFOE and/or other entity or individual designated by it such Transferrable Assets as requested by WFOE. WFOE and/or other entity or individual designated by it shall pay the Transfer Price to the Company for the Transferrable Assets acquired as a result of each Exercise of Option.

3.6.	In connection with each Exercise of Option, WFOE may either acquire the Transferrable Equity Interests or Transferrable Assets itself or designate a third party to acquire all or part of such Transferrable Equity Interests or Transferrable Assets.

3.7.	Whenever WFOE elects to exercise its options hereunder, it shall give the Existing Shareholders or the Company, as applicable, either an Equity Transfer Option exercise notice or an Asset Purchase Option exercise notice (each an “Exercise Notice”, the forms of which are set out in Schedules 2 and 3 hereto). Upon receipt of an Exercise Notice, the Existing Shareholders and the Company shall, acting in accordance with Section 3.4 or Section 3.5 (as applicable), immediately transfer the Transferrable Equity Interests or Transferrable Assets to WFOE and/or other entity or individual designated by it pursuant to the Exercise Notice on a one-off basis.

4.	Transfer Price

4.1.	In the case of the Equity Transfer Option, upon each Exercise of Option by WFOE, the aggregate Transfer Prices payable by WFOE or its designated entity or individual to each of the Existing Shareholders shall be the amount of the contributions to the Registered Capital of the Company as represented by the relevant Transferrable Equity Interests; if the lowest price permissible by the PRC Laws then in effect is higher than the amount of contributions, the Transfer Price shall be the lowest price permissible by PRC Laws.

4.2.	In the case of the Asset Purchase Option, upon each Exercise of Option by WFOE, the aggregate Transfer Prices payable by WFOE or its designated entity or individual to the Company shall be the net book value of the relevant assets; if the lowest price permissible by the PRC Laws then in effect is higher than the net book value, the Transfer Price shall be the lowest price permissible by PRC Laws.

5.	Representations and Warranties

5.1.	The Existing Shareholders hereby severally and jointly represent and warrant that:

5.1.1.	The Existing Shareholders are PRC citizens with full capacity to act, have full and independent legal status and capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

5.1.2.	The Company is a limited liability company duly registered and lawfully existing under PRC Laws with independent legal personality, has full and independent legal status and capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

5.1.3.	They each have full power and authority to execute, deliver and perform this Agreement and all other documents to be executed by them in connection with the transactions contemplated hereunder as well as full power and authority to consummate the transactions contemplated hereunder.

5.1.4.	This Agreement will be lawfully and duly executed and delivered by the Existing Shareholders. This Agreement will constitute their legal and binding obligations enforceable against them in accordance with its terms.

5.1.5.	The Existing Shareholders are the legal owners of record of the Option Equity Interests as of the time of effectiveness of this Agreement; other than the pledge created under the Equity Pledge Agreement dated January 21, 2009 by and among the Company, WFOE and the Existing Shareholders and the proxy rights created under the Shareholders’ Voting Rights Proxy Agreement dated January 21, 2009 by and among the Company, WFOE and the Existing Shareholders, the Option Equity Interests are free from any lien, pledge, claims and other security interests or third party rights. Upon Exercise of Option pursuant to this Agreement, WFOE and/or other entity or individual designated by it may obtain good title to the Transferrable Equity Interests free from any lien, pledge, claims and other security interests or third party rights.

5.1.6.	To the knowledge of the Existing Shareholders, the Company Assets are free from any lien, pledge, claims and other security interests or third party rights. Upon Exercise of Option pursuant to this Agreement, WFOE and/or other entity or individual designated by it may obtain good title to the Company Assets free from any lien, pledge, claims and other security interests or third party rights.

5.2.	The Company hereby represents and warrants that:

5.2.1.	It is a limited liability company duly registered and lawfully existing under PRC Laws with independent legal personality, has full and independent legal status and capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

5.2.2.	It has full internal corporate power and authority to execute, deliver and perform this Agreement and all other documents to be executed by it in connection with the transactions contemplated hereunder as well as full power and authority to consummate the transactions contemplated hereunder.

5.2.3.	This Agreement will be lawfully and duly executed and delivered by it and constitute its legal and binding obligations.

5.2.4.	The Company Assets are free from any lien, pledge, claims and other security interests or third party rights. Upon Exercise of Option pursuant to this Agreement, WFOE and/or other entity or individual designated by it may obtain good title to the Company Assets free from any lien, pledge, claims and other security interests or third party rights.

5.3.	WFOE hereby represents and warrants that:

5.3.1.	It is a wholly foreign-owned enterprise duly registered and lawfully existing under PRC Laws with independent legal personality, has full and independent legal status and capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

5.3.2.	It has full internal corporate power and authority to execute, deliver and perform this Agreement and all other documents to be executed by it in connection with the transactions contemplated hereunder as well as full power and authority to consummate the transactions contemplated hereunder.

5.3.3.	This Agreement will be lawfully and duly executed and delivered by it and constitute its legal and binding obligations.

6.	Undertakings by Existing Shareholders

The Existing Shareholders hereby severally undertake that:

6.1.	During the term of this Agreement, without prior written consent of WFOE:

6.1.1.	None of them shall transfer or otherwise dispose of, or create any security interest or other third party rights on, any Option Equity Interests;

6.1.2.	They shall not increase or decrease the Registered Capital of the Company or merge the Company with any other entity;

6.1.3.	They shall not (and shall cause the management of the Company not to) dispose of any material Company Assets, other than in the ordinary course of business;

6.1.4.	They shall not (and shall cause the management of the Company not to) terminate any Material Agreement entered into by the Company or enter into any other agreements in conflict with such existing Material Agreements;

6.1.5.	They shall not appoint or remove any director, supervisor or other management members appointable and removable by the Existing Shareholders;

6.1.6.	They shall not cause the Company to declare distributions or actually effect distribution of any distributable profits, bonuses or dividends;

6.1.7.	They shall ensure that the Company shall maintain its valid existence and shall not be terminated, liquidated or dissolved;

6.1.8.	They shall not amend the articles of association of the Company; and

6.1.9.	They shall ensure that the Company shall not lend or borrow money, provide guarantee or any other form of security, or assume any material obligations outside of its ordinary course of business.

6.2.	During the term of this Agreement, they shall use their respective best efforts to develop the business of the Company and ensure the lawful and rules-compliant operation of the Company and shall not commit any act or omission likely to impair the assets or goodwill of the Company or affect the validity of the Business Permits of the Company.

6.3.	During the term of this Agreement, they shall promptly inform WFOE of any circumstances likely to have a material adverse effect on the existence, business operation, financial condition, assets or goodwill of the Company and shall promptly take all measures acceptable to WFOE to remove such adverse circumstances or take effective remedial measures.

6.4.	Immediately upon the giving by WFOE of an Exercise Notice:

6.4.1.	They shall call a shareholders’ meeting and adopt a shareholders’ meeting resolution and shall take all other necessary actions so as to approve the transfer by any of the Existing Shareholders or by the Company of all relevant Transferrable Equity Interests or Transferrable Assets to WFOE and/or other entity or individual designated by it at the relevant Transfer Price and shall waive any preferential right to purchase (if any) as may be available to it;

6.4.2.	They shall execute an equity transfer agreement with WFOE and/or other entity or individual designated by it whereby all of the relevant Transferrable Equity Interests shall be transferred to WFOE and/or other entity or individual designated by it at the relevant Transfer Price, and shall, in accordance with the request of WFOE and the requirements of laws and regulations, provide WFOE with necessary support (including provision and execution of all relevant legal documents, completion of all governmental approval and registration formalities and assumption of all relevant obligations) such that WFOE and/or other entity or individual designated by it shall acquire all of the Transferrable Equity Interests free from any legal defects and any security interest, third party restrictions or any other restrictions on equity interests.

6.5.	If the aggregate Transfer Prices received by any of the Existing Shareholders in respect of his Transferrable Equity Interests are in excess of his capital contributions to the Company, or if any of the Existing Shareholders receives from the Company any form of profit distribution, dividend or bonus, then such Existing Shareholder agrees to waive, to the extent not contrary to PRC Laws, such excess profit and any such profit distribution, dividend or bonus (net of applicable taxes), all of which shall be receivable by WFOE instead. The Existing Shareholders shall instruct the relevant transferee or the Company (as applicable) to pay such excess profit or such distribution into such bank account then designated by WFOE.

7.	Undertakings by Company

7.1.	The Company hereby undertakes that:

7.1.1.	The Company will exert every effort to assist with the obtaining of any third party consent, permission, waiver or authorization or any governmental approval, permission or exemption or the completion of any registration or filing procedures (if required by law) with any governmental authority requisite for the execution and performance of this Agreement and the grant of the Equity Transfer Option or Asset Purchase Option hereunder.

7.1.2.	Without prior written consent of WFOE, the Company will not assist or permit the Existing Shareholders to transfer or otherwise dispose of, or create any security interest or other third party rights on, any Option Equity Interests.

7.1.3.	Without prior written consent of WFOE, the Company will not transfer or otherwise dispose of any material Company Assets, other than in the ordinary course of business, or create any security interest or other third party rights on any Company Assets.

7.1.4.	The Company will not do or permit to be done any act or action likely to have an adverse effect on the interest of WFOE hereunder, including, without limitation, any act or action restricted by Section 6.1.

7.2.	Immediately upon the giving by WFOE of an Exercise Notice:

7.2.1.	It shall cause the Existing Shareholders to call a shareholders’ meeting and adopt a shareholders’ meeting resolution and take all other necessary actions so as to approve the transfer by the Company of all relevant Transferrable Assets to WFOE and/or other entity or individual designated by it at the relevant Transfer Price;

7.2.2.	It shall execute an asset transfer agreement with WFOE and/or other entity or individual designated by it whereby all of the relevant Transferrable Assets shall be transferred to WFOE and/or other entity or individual designated by it at the relevant Transfer Price, and shall, in accordance with the request of WFOE and the requirements of laws and regulations, cause the Existing Shareholders to provide WFOE with necessary support (including provision and execution of all relevant legal documents, completion of all governmental approval and registration formalities and assumption of all relevant obligations) such that WFOE and/or other entity or individual designated by it shall acquire all of the Transferrable Assets free from any legal defects and any security interest, third party restrictions or any other restrictions on the Company Assets.

8.	Confidentiality Obligations

8.1.	Irrespective of whether this Agreement has been terminated, each of the Parties shall maintain in strict confidence the business secrets, proprietary information, customer information and any other information of a confidential nature of the other Parties coming into its knowledge during the entry into and performance of this Agreement (“Confidential Information”). Except where prior written consent has been obtained from the Party disclosing the Confidential Information or where disclosure to a third party is mandated by relevant laws or regulations or by the rules of the place of listing of a Party or its affiliate, the Party receiving the Confidential Information shall not disclose any Confidential Information to any third party; the Party receiving the Confidential Information shall not use, either directly or indirectly, any Confidential Information other than for the purpose of performing this Agreement.

8.2.	The following information shall not constitute the Confidential Information:

(a) any information which, as shown by written evidence, has previously been known to the receiving Party by way of legal means; or

(b) any information which enters the public domain other than as a result of a fault of the receiving Party; or

(c) any information lawfully acquired by the receiving Party from another source subsequent to the receipt of relevant information.

8.3.	A receiving Party may disclose the Confidential Information to its relevant employees, agents or its appointed professionals provided that such receiving Party shall ensure that such persons shall comply with relevant terms and conditions of this Agreement and that it shall assume any liability arising out of any breach by such persons of relevant terms and conditions of this Agreement.

8.4.	Notwithstanding any other provisions of this Agreement, the validity of this Section 8 shall not be affected by any termination of this Agreement.

9.	Term of Agreement

This Agreement shall be formed as from the date it is duly executed by the Parties hereto and become effective as from the date the equity transfer becomes effective under the Equity Transfer Agreement. The term of this Agreement shall end as of the time the entirety of the Option Equity Interests and the Company Assets hereunder shall have been lawfully transferred to WFOE and/or other entity or individual designated by it in accordance with the provisions hereof.

10.	Notice

10.1.	Any notice, request, demand and other correspondences required by or made pursuant to this Agreement shall be made in writing and delivered to the relevant Parties.

10.2.	Such notice or other correspondences shall be deemed delivered when it is transmitted if transmitted by fax or telex; or upon delivery if delivered in person; or five (5) days after posting if delivered by mail.

11.	Liability for Default

11.1.	The Parties agree and acknowledge that if any Party (“Defaulting Party”) substantially breaches any provision hereunder, or substantially fails to perform or substantially delays in performing any obligations hereunder, such breach, failure or delay shall constitute a default hereunder (“Default”) and that in such event, the non-defaulting Party shall have the right to demand the Defaulting Party to cure such Default or take remedial measures within a reasonable time. If the Defaulting Party fails to cure such Default or take remedial measures within such reasonable time or within ten (10) days after the non-defaulting Party notifies the Defaulting Party in writing and requests it to cure such Default, the non-defaulting Party may elect, in its discretion, to do the following:

11.1.1.	If either the Existing Shareholders or the Company is the Defaulting Party, WFOE shall be entitled to terminate this Agreement and demand the Defaulting Party to indemnify for damage;

11.1.2.	If WFOE is the Defaulting Party, the non-defaulting Party shall be entitled to demand the Defaulting Party to indemnify for damage, provided that unless otherwise stipulated by law, the non-defaulting Party shall in no event be entitled to terminate or revoke this Agreement.

11.2.	Notwithstanding any other provisions hereof, the validity of this Section 11 shall not be affected by any termination of this Agreement.

12.	Miscellaneous

12.1.	This Agreement is made in Chinese in four (4) originals, with each Party holding one (1) copy.

12.2.	The entry into, effectiveness, performance, modification, interpretation and termination of this Agreement shall be governed by PRC Laws.

12.3.	Any dispute arising out of or in connection with this Agreement shall be settled by the Parties through consultations and shall, in the absence of an agreement being reached by the Parties within thirty (30) days of its occurrence, be brought before the competent people’s court of Hangzhou City for adjudication.

12.4.	No right, power or remedy empowered to any Party by any provision of this Agreement shall preclude any other right, power or remedy enjoyed by such Party in accordance with law or any other provisions hereof and no exercise by a Party of any of its rights, powers and remedies shall preclude its exercise of its other rights, powers and remedies.

12.5.	No failure or delay by a Party in exercising any right, power or remedy under this Agreement or laws (“Party’s Rights”) shall result in a waiver of such rights; and no single or partial waiver by a Party of the Party’s Rights shall preclude such Party from exercising such rights in any other way or exercising the remaining part of the Party’s Rights.

12.6.	The section headings herein are inserted for convenience of reference only and shall in no event be used in or affect the interpretation of the provisions hereof.

12.7.	Each provision contained herein shall be severable and independent of any other provisions hereof, and if at any time any one or more provisions hereof become invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not be affected thereby.

12.8.	Once executed, this Agreement shall replace any other legal documents entered into by the Parties in respect of the same subject matter hereof. Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties hereto.

12.9.	Without prior written consent of the other Parties, any Party shall not assign any of its rights and/or obligations hereunder to any third party.

12.10.	This Agreement shall be binding upon the legal assignees or successors of the Parties.

[EXECUTION PAGE FOLLOWS]

[EXECUTION PAGE]

IN WITNESS WHEREOF, the Parties have caused this Exclusive Call Option Agreement to be executed at the place and as of the date first above written.

Jack Ma
Signature by: /s/ Jack Ma

Simon Xie
Signature by: /s/ Simon Xie

Zhejiang Taobao Network Co., Ltd.
(Company Chop)

Taobao (China) Software Co., Ltd.
(Company Chop)

SCHEDULE 1

BASIC INFORMATION OF THE COMPANY

Company Name: Zhejiang Taobao Network Co., Ltd.

Registered Address: 2/F East, Podium Building, Xihu International Technology Building, 391 Wen’er Road, Hangzhou

Registered Capital: RMB10 Million

Legal Representative: Jack Ma

Shareholding Structure as of the Effective of this Agreement:

Shareholder Name	Amount of Contributed Registered Capital		Percentage of Capital Contribution	Form of Capital Contribution
Jack Ma	RMB	9,000,000.00	90%	cash
Simon Xie	RMB	1,000,000.00	10%	cash

Total	RMB	10,000,000.00	100%	(n/a)

SCHEDULE 2

FORM OF EXERCISE NOTICE

To: [Names of the Existing Shareholders]

Dear Sirs:

WHEREAS, pursuant to that certain Exclusive Call Option Agreement (“Option Agreement”) dated [        ] [    ], 2008 by and among us, you and Zhejiang Taobao Network Co., Ltd. (“Company”), to the extent permissible by PRC laws and regulations, you shall, at our request, transfer your equity interests in the Company to us or any third party designated by us.

NOW, THEREFORE, we hereby notify you of the following:

We hereby request to exercise our Equity Transfer Option under the Option Agreement whereby we or [ name of entity or individual ] designated by us shall acquire from you your [    ]% equity interests in the Company (“Subject Equity Interests”). You are kindly required to transfer all of the Subject Equity Interests to us or [ name of entity or individual ] designated by us in accordance with the provisions of the Option Agreement immediately upon receipt of the present notice.

Sincerely yours,

Taobao (China) Software Co., Ltd. (Company Chop)

Authorized Representative:

Date:

SCHEDULE 3

FORM OF EXERCISE NOTICE

To: Zhejiang Taobao Network Co., Ltd.

Dear Sirs:

WHEREAS, pursuant to that certain Exclusive Call Option Agreement (“Option Agreement”) dated [            ] 2008 by and among us, you and Jack Ma and Simon Xie, to the extent permissible by PRC laws and regulations, you shall, at our request, transfer your assets to us or any third party designated by us.

NOW, THEREFORE, we hereby notify you of the following:

We hereby request to exercise our Asset Purchase Option under the Option Agreement whereby we or [ name of entity or individual ] designated by us shall acquire from you all of the assets as separately set out in the list attached hereto (“Subject Assets”). You are kindly required to transfer all of the Subject Assets to us or [ name of entity or individual ] designated by us in accordance with the provisions of the Option Agreement immediately upon receipt of the present notice.

Sincerely yours,

Taobao (China) Software Co., Ltd. (Company Chop)

Authorized Representative:

Date: